CONFIDENTIAL TREATMENT REQUESTED FOR ALL BRACKETED ([]) INFORMATION. THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Agreement made the 28th day of January one thousand nine hundred and eighty between BOC LIMITED whose registered office is situated at Harmmersmith House, London W6 and hereinafter called "Carbide Industries" of the one part and GUNNESS WHARF LIMITED whose registered office is situated at Gunness Wharf, Nr Scunthorpe, Humberside of the other part


WHEREAS:

         (1) Under a Licensing Agreement dated 2 July 1973 Carbide Industries have been granted by Gunness Wharf Limited the use of certain lands at Althorpe Wharf, Althorpe, Humberside to erect and operate a facility for the production and distribution of Carbide Mixtures

         (2) Carbide Industries now wish to expand the facility at Althorpe Wharf aforesaid and under a Licensing Agreement dated 28th January 1980 Carbide Industries have been granted by Gunness Wharf Limited the use of certain lands at Althorpe Wharf aforesaid for the erection and operation of the extended facility for the production and distribution of Carbide Mixtures

         (3) Under an Agreement dated 2 July 1973 Gunness Wharf Limited were appointed Managing Agents of the facility.

         (4) Carbide Industries are desirous of appointing Managing Agents to manage the said extended facility and have requested Gunness Wharf Limited to accept such appointment

         (5) Gunness Wharf Limited has agreed to accept such appointment and is hereinafter in the Agreement referred to as the "Managing Agents"


NOW THIS AGREEMENT WITNESSETH as follows

1.       DEFINITIONS
         In this Agreement except where the context otherwise requires the following expressions shall mean:

         Facilities
         The mixing and grinding plant together with all ancillary plant equipment and services which is situated at Althorpe Wharf on the Effective Date including the containers used in connection therewith for the distribution of CILTREAT

         Extended Facilities
         The Facilities as defined above as modified developed expanded and changed so as to enable Carbide Industries to supply increased quantities of CILTREAT together with a warehouse built at Althorpe Wharf and a laboratory and any other equipment which the Parties have agreed shall be installed.

         Plant
         The Facilities and all or part of the Extended Facilities as the case may be.

         CILTREAT
         The Carbide Mixtures as specified in Appendix I hereto or as may be specified by Carbide Industries from time to time during the period of this Agreement.

         Althorpe Wharf
         The lands licensed to Carbide Industries by the Managing Agents situated at Althorpe, Humberside.

         Gunness Wharf
         The site where the calcium carbide and diamidkalk are discharged from vessel.

         Raw Materials
         The calcium carbide diamidkalk and nitrogen and any other materials agreed from time to time and required for the production of CILTREAT

         BSC Works
         The works of the British Steel Corporation situated at Scunthorpe, Humberside and/or Lackenby, Teesside and/or Ravenscraig, Lanarkshire or such other locations as are specified by Carbide Industries

         Carbide Industries Representative
         An employee or employees of Carbide Industries based at the Plant.

         Effective Date
         1 November 1979

         Completion Date
         The date when Carbide Industries shall certify to the Managing Agents and the Managing Agents shall agree (such agreement not to be unreasonably withheld) that the extended
         Facilities are complete and capable of supplying [      ] of CILTREAT.

         Store
         8,400 sq. ft. of warehouse accommodation suitable for the storage of calcium carbide and diamidkalk which is owned by the Managing Agents and is situated at Althorpe Wharf and hired to Carbide Industries.

Operating Instructions
         Written instructions on operation of the Plant issued by the Carbide Industries Representative or other nominated Carbide Industries employee

         Maintenance Procedures
         Written procedures for Plant Maintenance issued by the Carbide Industries Representative or other nominated Carbide Industries employee ton
         A metric ton of 1,000 kilogrammes

         week
         A period of seven days commencing 00.01 hours Sunday

         month
         A calendar month

         Programme Period
         6 months commencing on any 1 October or 1 April

         year
         12 months commencing on any 1 October

2.       STATUS OF MANAGING AGENTS

         Except as otherwise expressly provided for in this Agreement the relationship between Carbide Industries and the Managing Agents shall be that of principal and agent. The Managing Agents accept the duty of managing and operating the Plant and agree to afford to Carbide Industries the full benefit of their ability, knowledge and organisation.

3.       DUTIES
         Within the overall concept of their general managership of the Plant, the Managing Agents shall inter alia be responsible for:

         (i) The receipt and storage at the Plant and/or the Store of the Raw Materials required for the production of CILTREAT. The ordering and calling forward of Raw Materials shall normally be carried out by the Carbide Industries Representative, but when so requested by Carbide Industries the Managing Agents shall order and call forward from the suppliers nominated by Carbide Industries Raw Materials required for the production of CILTREAT. No responsibility shall attach to the Managing Agents as a result of any failure to obtain the Raw Materials on time when properly requisitioned by them.

         (ii) The receipt of the calcium carbide and diamidkalk at Gunness Wharf or at such other site as may be arranged by the Managing Agents with the prior authorisation of Carbide Industries, the clearing of correctly prepared ships documents, the discharge of the said materials from ship to the Plant or to Store as directed by Carbide Industries and the transfer of the said materials from Store to the Plant or within the Plant. The most recently published Standard Trading Conditions currently the 1978 Edition as set out in Appendix III of the Institute of Freight Forwarders Limited, and the General Conditions of Contract of the National Association of Warehouse Keepers, as amended and set out in Appendix III . thereto shall apply as appropriate except insofar as in conflict with this Agreement in which case the terms of this Agreement shall prevail.

         (iii) The storage of the Raw Materials in the warehouse located at the Plant and in the Store.

         (iv) From the Effective Date until the Completion Date the production of such quantities of CILTREAT as Carbide Industries may require and as are agreed by the Parties to be capable of achievement by the Plant having regard to the fact that on occasions during this period, Carbide Industries will require to interfere with normal production in the Facilities. The Parties will use their best endeavours to maintain a CILTREAT supply capability averaging at least [ ] during this period. Carbide Industries shall advise the Managing Agents in advance of the occasions and likely duration of dislocation to normal production and the Managing Agents shall use their best endeavours to meet the requirements of the BSC Works

         (v) With effect from the Completion Date the production of such quantities of CILTREAT as Carbide Industries may require up to a maximum rate of [
                           ] or up to such greater production rate as may be
                  shown and agreed by the Managing Agents to be capable of achievement from time to time under normal operating conditions by the carrying out of the grinding and mixing process in the Plant in accordance with the Operating Instructions

         (vi) The transfer of such quantities of CILTREAT so produced - into containers provided at the cost of Carbide Industries for delivery to the BSC Works (and elsewhere as agreed from time to time) as are required in accordance with the contractual arrangements between Carbide Industries and the British Steel Corporation provided that such Contractual arrangements be in accord with the terms and provisions of the arrangement between Carbide Industries and the Managing Agents

         (vii) The weighing of and despatch by road transport of the loaded containers to the BSC Works (or elsewhere as agreed from time to time) and the return or the recovery of the empty containers from the BSC Works to the Plant. The road transport shall be selected or provided by the Managing Agents at competitive rates to be agreed with Carbide Industries save that if Carbide Industries in good faith consider such rates to be uncompetitive or the service offered by a third party to be superior then Carbide Industries shall be entitled to nominate other road haulier(s) subject to the right of the Managing Agents to require Carbide Industries not to use a particular road haulier if the Managing Agents have valid and bona fide reasons for not wishing to operate with that road haulier, such reasons being unconnected with the preference of Carbide Industries to use such alternative road haulier instead of the Managing Agents and the Managing Agents shall be responsible for calling forward such other transport to meet Carbide Industries delivery requirements. Where the Managing Agents are used as hauliers, the most recently published Conditions of Carriage of the Road Haulage Association Limited, currently the 1967 edition (Clause 3(4) amended December 1971) as set out in Appendix I hereto shall apply as appropriate except insofar as in conflict with this Agreement, in which case the terms of this Agreement shall prevail

         (viii) The carrying out or provision by others of certain routine scheduled maintenance of the Plant in accordance with Maintenance Procedures issued in writing by Carbide Industries

         (ix) The carrying out or provision by others of certain incidental non-routine or extraordinary maintenance and the repair of the Plant in accordance with instructions issued by Carbide Industries

         (x) The provision of services and consumable supplies other than power necessary for the operation of the Plant including oil grease cleaning materials and first aid and protective equipment

         (xi) The packing or repacking of calcium carbide into drums or other containers provided by Carbide Industries at Carbide Industries cost and the labelling, weighing and despatch thereof in accordance with the instructions issued by Carbide Industries

         (xii) The provision of an analytical service in a form to be agreed in writing from time to time for the purpose of checking that the CILTREAT produced in the Plant conforms to the specification set out in the said Operating Instructions

         (xiii) The provision of such management information including accounting recording of Raw Materials production and finished product stocks and maintenance reporting as may be agreed in writing from time to time


         (xiv) The consultation with the Carbide Industries representative on matters affecting the management operation and maintenance of the Plant

4.       REMUNERATION

         With effect from the Effective Date Carbide Industries shall pay to the Managing Agents in respect of their duties

                  (i) in managing operating and maintaining the Plant the following Charges:

                           (a) an Operation Charge, being the actual costs incurred by the Managing Agents in providing labour to operate and maintain the Plant, in providing protective clothing and services for and provision of fork lift trucks as set out in Appendix II

                           (b)      a Management Charge being
                                    A       A Standing Charge being
                                            (i)   [        ] per month
                                                  during single shift operation
                                            (ii)  [        ] per month during
                                                  two shift operation
                                            (iii) [        ] per month during
                                                  three shift operation

                                    B       A Tonnage Charge of [
                                                                            ]

                  (ii) in discharging the calcium carbide and diamidkalk from vessel to road transport (as set out In Clause 3 (ii)) a Handling Charge being

                           Calcium Carbide in Drums       [       ] per ton
                           Calcium Carbide in Containers  [       ] per ton
                           Diamidkalk in Big Bags         [       ] per ton

                  (iii) in transporting the calcium carbide and diamidkalk from Gunness Wharf to the Plant or the Store and the return of empty packages from the Plant or the Store to Gunness Wharf and the loading onto vessels
                            a Transport Charge of [        ] per ton (comprised
                            of [             ] per ton as being the transport
                            charge on [         ]together with a [           ]
                            OPEC Fuel Surcharge)

                  (iv) in storing calcium carbide and diamidkalk in the Store in accordance with the provisions of Clause 8 a Storage Charge to be mutually agreed by the Parties.

5.       METHOD OF PAYMENT

                  (i) In respect of the Labour Charge as provided for in Clause 4 and Appendix II the Managing Agents will invoice Carbide Industries with the best possible estimate of the amount of the Labour Charge at the beginning of the month to which the Charge refers and within 10 days of receipt of invoice Carbide Industries will pay the Managing Agents this amount. Within 7 days of the end of the month to which the Labour Charge relates the Managing Agents will send Carbide Industries a statement showing the exact amount of the Labour Charge in that month and will issue an appropriate credit or debit which will be paid within 10 days.

                  (ii) In respect of the Charges as set out in Clause 4 (except for the Labour Charge), the Managing Agents will invoice Carbide Industries in respect of these Charges within ten days of the end of the month concerned and Carbide Industries will pay the Managing Agents by the end of the month immediately following the month to which the Charge relates.

6.       VARIATION OF REMUNERATION

         The Charges as set out in Clause 4 of this Agreement may be varied in accordance with the following provisions:

                  (i)      The Operation Charge [
                                                          ] and the Operation
                  Charge shall be calculated so as to enable the Managing
                  Agents exactly to recover [               ] from Carbide
                  Industries. The Managing Agents shall consult with and obtain the approval of Carbide Industries prior to agreeing any change in the number of employees and terms and conditions of employment at the Plant subject to the provision that Carbide Industries will not unreasonably withhold approval to any change aforesaid requested by the Managing Agents so as to enable the Plant to be operated in a businesslike and efficient manner. In adopting this Procedure, the Parties anticipate that labour costs at the Plant will vary approximately in line with variations in labour costs incurred by the Managing Agents at Gunness Wharf and with other labour costs in the surrounding area.

                  (ii) With effect from 1 October 1980, the Management charge as provided for in Clause 4(i)(b) shall be varied in accordance with changes in the [


                                                           ]  The Management
                           Charge shall varied by multiplying it by the
                           [                                   ] for the July
                           immediately preceding the 1 October in question and
                           dividing it by the [                         ] and
                           the amended Management Charge shall apply for the year commencing on that date.
                  (iii)    With effect from [             ] the Handling Charge
                           and the Transport Charge as provided for in Clause 4(ii) and 4(iii) shall be subject to variation to the extent that the [
                                               ] changes.  The Managing Agents
                           shall provide Carbide Industries with a detailed breakdown of any such cost changes and where requested by Carbide Industries shall provide Carbide Industries with such further information on the nature and extent of cost changes that Carbide Industries may require. The Parties shall meet at least one week prior to each 1 February and shall agree the Handling Charge and the Transport Charge to apply for the twelve months commencing on the next 1 February on the basis that the Handling Charge and Transport Charge shall be varied by the
                           same percentage as the [       ] in providing these
                           services has varied. In adopting this procedure for the variation of the Handling and Transport Charges, the Parties agree that it is their intention that the Agreement shall operate between them fairly, and if in the course of performance unfairness to either Party is disclosed or anticipated then the Parties shall use their best endeavours to agree upon such action as may be necessary and equitable to remove the cause or causes of the same.

7.       DURATION

                  (i) This Agreement shall come into effect from the Effective Date and shall continue in force until terminated:

                           (a)      by Carbide Industries giving to the
                                    Managing Agents not less than 12 months
                                    written notice, such notice expiring on the third anniversary of the Effective Date or at any time thereafter.

                           (b) by the Managing Agents giving to Carbide Industries not less than 12 months written notice expiring not earlier than the eleventh anniversary of the Appointed Date as provided for in an agreement between Carbide Industries - and British Steel Corporation and such date to be advised by Carbide Industries to the Managing Agents.

                  (ii) If a notice is given under sub-clause (i) (a) of this Clause, Carbide Industries shall by the expiry of such notice period pay to the Managing Agents a sum equivalent to [


                                                              ] subject always
                            to the provision that the Managing Agents shall use their best endeavours to offer suitable alternative employment to any such employee and shall endeavour to persuade any such employee to accept such an offer.

8.       STORAGE

         The Managing Agents shall make available to Carbide Industries the Store. In respect of the hiring of the Store Carbide Industries shall be liable for payment of rates levied by the local authority in addition to the Storage Charge provided for in Clause 4 (iv). The Managing Agents shall be responsible for the maintenance and repair of the Store and for the insurance against fire, explosion and other usual perils as agreed by the Parties for full reinstatement value of the building. Storage shall be in accordance with The General Conditions of Contract of the National Association of Warehouse Keepers and the Standard Trading Conditions of the Institute of Freight Forwarders Limited as amended and set out in Appendix III hereto which shall apply as appropriate except insofar as in conflict with this Agreement in which case the terms of this Agreement shall prevail.

9.       CONFIDENTIALITY

         The Managing Agents undertake to keep in confidence all information relating to the plant and process for the manufacture of CILTREAT disclosed to them by Carbide Industries and shall not disclose such information in whole or in part to any third party without the prior written consent of Carbide Industries.

10.      PROPERTY, MAINTENANCE AND SAFEGUARD

         (i) The Plant and all Raw Materials and work in progress and all stores spares plans designs specifications accounts records and other, documents associated with the construction and operation of the Plant and all monies provided by Carbide Industries and held by the Managing Agents in connection therewith shall at all times remain the property of Carbide Industries and shall be dealt with as they may direct. For the avoidance of doubt this clause shall not apply to payments due or made under Clause 4 hereof and Carbide Industries shall indemnify the Managing Agents against all actions or claims resulting from or related to the Managing Agents complying with this Clause save such actions and claims as result from the negligence or default of the Managing Agents, provided always that the conduct and control of all claims arising under this indemnity shall be vested in Carbide Industries

         (ii) Carbide Industries shall have the right at all times to enter the Plant and to inspect the same and all Raw Materials and work in progress thereat and subject to reasonable notice being given to inspect all agency documents in relation thereto

         (iii) The Managing Agents shall in the performance of their obligations as Managing Agents under this Agreement take all reasonable steps to ensure the safety of the Plant and the Raw Materials and work in progress therein and to prevent the occurrence of any event whereby the operation of the Plant might be interrupted or any property of Carbide Industries might be damaged or destroyed provided always that where such steps shall necessitate financial expenditure they shall consult with Carbide Industries who shall meet all expenditure approved by them.

11.      ORDERS FOR CILTREAT

         (i) From the Effective Date until the Completion Date while the extended Facilities are being built and commissioned Carbide Industries and the Managing Agents will work as closely as possible with the British Steel Corporation in meeting their requirements for CILTREAT.

         (ii) Two weeks prior to any Programme Period the Managing Agents will be given Carbide Industries' best possible estimate of the production and sales requirements of CILTREAT for that Programme Period. The Managing Agents shall be provided with written details of the weekly production and sales requirements of CILTREAT (by grades) not less than 57 hours before the commencement of each week.

12.      BREACH OF CONTRACT AND LIQUIDATION

         (i) Carbide Industries and the Managing Agents shall be entitled to terminate this Agreement by not less than three months notice in writing given by the one to the other at any time if (subject always to the right of the other party to refer the matter to arbitration under Clause 14 hereof) after hearing any representation that the other may make that the other has committed any breach of or has failed to observe and perform to a significant degree any of the provisions of this Agreement and has failed to rectify such breach or omission on reasonable written notice thereof

         (ii) Either Party shall be entitled to terminate this Agreement either in whole or in part by notice in writing given by that Party to the other at any time if the other Party shall have passed a Resolution providing for their liquidation except for the purposes of reconstruction or amalgamation or if a receiver shall be appointed of any of their assets or if circumstances shall have arisen which shall entitle any person to appoint a receiver

         (iii) Upon the termination of this Agreement either in whole or in part under either of the above provisions Carbide Industries shall be entitled to employ any person firm or Company for the purpose of carrying out duties required to be performed under the terms of this Agreement.

13.      FORCE MAJEURE

         If at any time during this Agreement either Party shall be prevented by force majeure (which expression where used in this Agreement shall include acts of God strikes lockouts labour disputes fire accident or any other cause whatsoever whether or not of a like kind beyond that Party's control) from carrying out the duties or performing the services to be provided hereunder they shall not be liable to the other Party for any loss thereby sustained but shall take all reasonable steps expeditiously to ensure the resumption of the duties and services with the minimum of delay. During any such force majeure period Carbide Industries shall advise the Managing Agents as to which services Carbide Industries require the Managing Agents to provide at the Plant and Carbide Industries shall reimburse to the Managing Agents the actual costs incurred by the Managing Agents in providing services authorised by Carbide Industries. It is agreed that during any force majeure period the Management Fee as provided for in Clause 4 shall continue to be paid.

14.      ARBITRATION
         In the case of any dispute or difference arising between the Parties as to the construction of this Agreement or the rights duties or obligations of either party hereunder or any matter arising out of or concerning the same and assuming the Parties cannot come to a mutually agreeable understanding within a thirty day period every such dispute or matter of difference shall be referred to a single arbitrator in the case the Parties can agree upon one otherwise to some person appointed by the President for the time being of the London Chamber of Commerce and in either case in accordance with and subject to the provisions of the Arbitration Act 1950 c: any Statutory Modification or Re-enactment thereof for the time being in force.


15.      TERMINATION OF AGREEMENT DATED 2 JULY 1973

         It is hereby agreed that an Agreement dated 2 July 1973 between the Parties shall from the Effective Date cease to be of any further force and effect except insofar as relating to liabilities incurred or obligations outstanding by either Party at such date.






AS WITNESS WHEREOF
The Parties have executed this Agreement the day and year first above written


Signed by /s/
         -----------------------------------------------
               For and on behalf of BOC Limited

In the presence of   /s/
                   ----------------------------------


Signed by /s/                                   Director
             ----------------------------------



 /s/                                            Secretary
-----------------------------------------------
 For and on behalf of Gunness Wharf Limited

                                   APPENDIX I


1        Size Specification

         All grades of CILTREAT shall conform to the following size specification

                  [                                           ]
                  [                                           ]
                  [                                  ]

2        Carbide content

         2.1  CILTREAT 60    shall mean a mixture of Calcium Carbide and CILFIL
                             containing not less than [                ]
                             Calcium Carbide

         2/2  CILTREAT 65    shall mean a mixture of Calcium Carbide and CILFIL
                             containing not less than [                ]
                             Calcium Carbide

         2.3  CILTREAT 70    shall mean a mixture of Calcium Carbide and CILFIL
                             containing not less than [                ]
                             Calcium Carbide

         2.4  CILTREAT 75    shall mean a mixture of Calcium Carbide and CILFIL
                             containing not less than [                ]
                             Calcium Carbide

         2.5  CILTREAT 80    shall mean a mixture of Calcium Carbide and CILFIL
                             containing not less than [                ]
                             Calcium Carbide

         2.6  CILTREAT 85    shall mean a mixture of Calcium Carbide and CILFIL
                             containing not less than [                ]
                             Calcium Carbide


         The percentage of Calcium Carbide shall be calculated by [



                                                                    ]

                                OPERATION CHARGE

The Operation Charge shall comprise a Labour Charge and a Plant Charge being

(1)      Labour Charge

         The Labour Charge shall be the [

                                                                       ]

         [
                                                          ]

         [                                                ]

         [                                                ]

         [
                                        ]

         [
                                                          ]


The Parties shall agree the number of employees of the Managing Agents who shall be employed at the Plant from time to time having regard to Carbide Industries CILTREAT requirements. In the light of present knowledge the Parties anticipate that the maximum number of employees who shall be required to operate the Plant shall be as follows:

         For single shift operation                  [  ] men
         For two shift operation                     [  ] men
         For three shift operation                   [  ] men

The Parties having due regard to CILTREAT requirements and safety considerations will use their best endeavours to minimise the number of personnel employed at the Plant at any time. For the avoidance of doubt, it is agreed that the costs or any Management personnel employed by the Managing Agents at the Plant or elsewhere shall be included in the Management Fee.

(2)      Plant Charge

         The Plant Charge shall be the [                                    ]

         [

                                                              ]

         [

                                                                         ]

         [                                                      ]

         [                                                    ]